Exhibit 99.2

Admission Ticket

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 13, 2018.

Vote by Internet • Go to www.investorvote.com/POB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

	Proposals — The Board of Directors recommends a vote FOR Proposal 1 – 2.
		For Against Abstain			For	Against	Abstain
1.	Approval of the Merger Proposal. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of April 30, 2018, between Post Oak Bancshares, Inc. and Allegiance Bancshares, Inc., as it may be amended from time to time, and the transactions contemplated by the agreement.	☐ ☐ ☐	2.	Approval of the Adjournment Proposal. Proposal to adjourn the special meeting, if necessary or appropriate.	☐	☐	☐

Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Special Meeting Admission Ticket

Special Meeting of

Post Oak Bancshares, Inc. Shareholders

Thursday, September 13, 2018, 10:30 a.m. Local Time

Post Oak Bank

2000 West Loop South, Suite 100, Houston, Texas 77027

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Post Oak Bancshares, Inc.

Notice of Special Meeting of Shareholders

2000 West Loop South, Suite 100, Houston, Texas 77027

Proxy Solicited by Board of Directors for Special Meeting — September 13, 2018

Charles H. Carmouche, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Post Oak Bancshares, Inc. to be held on September 13, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as indicated by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Merger Proposal and FOR the Adjournment Proposal.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

POST OAK BANCSHARES, INC.

CONFIDENTIAL ESOP VOTING

INSTRUCTION LETTER

Post Oak Bancshares, Inc. (the “Company”) will hold a special meeting of its shareholders (the “Special Meeting”) on September 13, 2018 at 10:30 a.m. Central Standard Time, at which time two proposals of the Company will be subject to a vote. As a participant in the Post Oak Bancshares, Inc. Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP trustee as to how to vote the shares of Company common stock allocated to your account as of August 1, 2018, the record date for the Special Meeting.

Chris Carmouche is the trustee of the ESOP (the “Trustee”). The Trustee has retained BKD, LLP as its agent to receive the Special Meeting Participant Directive completed by participants and to tabulate the results. At the request of the Trustee, BKD, LLP is forwarding the Special Meeting Participant Directive so that you may convey your individual voting instructions on the following proposals:

1.

To adopt the Agreement and Plan of Reorganization, dated as of April 30, 2018, by and between Allegiance Bancshares, Inc. and the Company pursuant to which the Company will merge with and into Allegiance Bancshares, Inc. and approve the merger (the “Merger Proposal”); and

2.	To adjourn the Company’s special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

On behalf of the Board of Directors, please find enclosed a Special Meeting Participant Directive for the purpose of conveying your voting instructions to the ESOP Trustee on the proposals presented at the Special Meeting. For your convenience, we have included a courtesy reply envelope addressed to BKD, LLP for you to return your Special Meeting Participant Directive. Also, enclosed are: (i) the Notice of Special Meeting of Shareholders, and (ii) the Joint Proxy Statement and Prospectus prepared in connection with the Special Meeting. The Joint Proxy Statement and Prospectus provides detailed information regarding the Merger Proposal for all shareholders.

All allocated shares of Company common stock in the ESOP will be voted as directed by participants, so long as participant instructions on the Special Meeting Participant Directive are received by BKD, LLP on or before September         , 2018. In order to direct the voting of the shares allocated to your ESOP account, you must provide your voting instructions to BKD, LLP by mailing in (or sending via interoffice mail, if applicable) your signed and dated Special Meeting Participant Directive in the courtesy reply envelope provided. Your properly completed Special Meeting Participant Directive must be received by BKD, LLP on or before September         , 2018.

BKD, LLP will tabulate the results and inform the Trustee of the total voted FOR, AGAINST and ABSTAIN on each proposal and will also inform the Trustee as to the number of shares for which no vote is received. Your individual vote will not be revealed to the Company.

The Trustee will (i) vote the shares held in the ESOP for which the Trustee has received timely instructions on each proposal specified on the Special Meeting Participant Directive based on the timely voting instructions he has received from participants, and (ii) vote all shares for which the Trustee has received no timely instructions (including unallocated shares), on each proposal specified on the Special Meeting Participant Directive in the same proportion as shares for which he has received timely voting instructions, and in either case, so long as such vote is solely in the interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company’s common stock held in the ESOP (including unallocated shares) will be voted either FOR, AGAINST or, in the case of shares for which the Trustee has received no timely voting instructions, ABSTAIN on each proposal. Thus, if you provide timely voting instructions, other than in the case of abstentions, you, in effect, will be voting the shares allocated to your ESOP account and participating in the voting of (i) shares allocated to other ESOP participants’ accounts for which timely voting instructions are not received and (ii) unallocated shares.

Please remember your properly completed Special Meeting Participant Directive must be received by BKD, LLP on or before September         , 2018.

SPECIAL MEETING PARTICIPANT DIRECTIVE FOR

PARTICIPANTS OF THE POST OAK BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

This directive for participants (“Directive”) has been prepared in connection with the solicitation of proxies by Post Oak Bancshares, Inc. (the “Company”) of its shareholders. Pursuant to applicable law and under Section 5.3(s) of the Trust Agreement for the Post Oak Bancshares, Inc. Employee Stock Ownership Trust adopted in connection with the Post Oak Bancshares, Inc. Employee Stock Ownership Plan (the “ESOP”), you have the right to direct the Trustee of the ESOP’s trust as to how the Trustee should vote the common stock of the Company allocated to your ESOP account with respect to the following proposals (collectively, the “Proposals”):

1.

To adopt the Agreement and Plan of Reorganization, dated as of April 30, 2018, by and between Allegiance Bancshares, Inc. and the Company pursuant to which the Company will merge with and into Allegiance Bancshares, Inc. and approve the merger (the “Merger Proposal”); and

2.	To adjourn the Company’s special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

By signing below, you hereby direct the Trustee to vote on the Proposals with respect to all the Company common stock held in your ESOP account in accordance with this Directive. To the extent you do not timely and properly direct the Trustee how to vote such stock allocated to your ESOP Account, and as to all stock which has not yet been allocated, the Trustee will vote such stock in the same proportion as shares for which it has received timely voting instructions. Notwithstanding the preceding, if the Trustee, in accordance with his independent judgment, determines that your direction would be imprudent or otherwise not for the exclusive purpose of providing benefits to the participants and beneficiaries of the ESOP, then the Trustee is not required to follow such voting direction and will vote such shares in his discretion and in the best interest of the ESOP participants and beneficiaries.

This Special Meeting Participant Directive must be received by the Company on or before September         , 2018.

DIRECTIVE

Please sign your name, date and mail promptly (or send interoffice mail, as applicable) in the self-addressed courtesy reply envelope to direct voting of the shares of Company common stock held in your ESOP account. Make all choices with an “X” or “✓”.

1.

To approve the Agreement and Plan of Reorganization, dated as of April 30, 2018 by and between Allegiance Bancshares, Inc. and the Company pursuant to which the Company will merge with and into Allegiance Bancshares, Inc. (the “Merger Proposal”):

☐	FOR

☐	AGAINST

☐	ABSTAIN

2.	To adjourn the Company’s special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal:

☐	FOR

☐	AGAINST

☐	ABSTAIN

AUTHORIZED SIGNATURES - This section must be completed for your vote to be counted. Date and Sign below.

Signature:

Printed Name:

S.S.N.:

Date:

INSTRUCTIONS FOR THE DIRECTIVE

OF PARTICIPANTS OF THE

POST OAK BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

TO: The Trustee of the Post Oak Bancshares, Inc. Employee Stock Ownership Plan (“Trustee”)

Pursuant to applicable law and under Section 5.3(s) of the Trust Agreement for the Post Oak Bancshares, Inc. Employee Stock Ownership Trust adopted in connection with the Post Oak Bancshares, Inc. Employee Stock Ownership Plan (the “ESOP”), the participant or beneficiary under the ESOP whose name and signature appear above, hereby directs the ESOP Trustee to vote on said participant or beneficiary’s behalf all of the common stock held in said participant or beneficiary’s ESOP account on August 1, 2018, the record date as defined in the proxy statement, in the manner directed in the attached Directive to the extent permitted under the law.

I understand that my Directive must be received by BKD, LLP, agent of the Trustee, on or before September         , 2018.

Return Directive via U.S. First Class Mail (or interoffice mail, as applicable) to:
BKD, LLP
Attention: